Exhibit 23.3

Consent of Independent Accountants

We hereby consent to the use in this Registration Statement on Form S-1 of Coty Inc. of our report dated November 24, 2010 relating to the financial statements of OPI Products Inc., which appears in the Prospectus which is part of such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Irvine, California
June 28, 2012

PricewaterhouseCoopers LLP, 2020 Main Street, Suite 400, Irvine, CA 92614

T: (949) 437 5200, F: (949) 437 5300, www.pwc.com/us